PARAMCO FINANCIAL GROUP, INC.
                   4610 SO. ULSTER STREET
                          SUITE 150
                   DENVER, COLORADO 80237
                  TELEPHONE (720) 528-7303
                     FAX (720) 851-8905


                         PRESS RELEASE

Contact Person:  Douglas G. Gregg,  President

Symbol:   OTCBB: PFLG


           PARAMCO FINANCIAL GROUP, INC., ACQUIRES
           WOODLANDS S.A. FINANCIAL SERVICES, INC.

Denver, Colorado, February 182, 2003 - Douglas G. Gregg, President of Paramco Financial Group, Inc., (OTCBB: PFLG) announced today that it has closed the acquisition of Woodlands S. A. Financial Services, Inc. ("Woodlands"). Terms and conditions were not announced.

Mr. Gregg said, "Woodlands, based in San Antonio, Texas, is a specialty finance company that provides asset-backed financing. Woodlands' core business is in originating, processing, underwriting, and funding accounts receivable financing to healthcare service providers".

Terrence Riely, a director and Secretary of Woodlands, said, "Woodlands started in business by specializing in financing Medicare medical paper and has been in business for over seven years. We are well suited to perform satisfactorily in any financial market where medical receivables, credit card receivables and other like receivables are available for financing". Mr. Riely further stated, "Woodlands revenues exceed $1,000,000 annually and we are profitable. Current record low interest rates, based on continuing Federal Reserve cuts, have fueled the receivable financing business in general thereby creating the opportunity for even higher revenues and higher profits".

Mr. Gregg said, "Paramco Financial Group, Inc. is aggressively pursuing an acquisition plan that fits our corporate identity, that of being a financial services holding company utilizing the latest in technology. The acquisition of Woodlands fits our growth strategy and meets our criteria as a business operating profitably with experienced management. It will be a great addition to Paramco's roster of companies".

Mr. Gregg also announced that Mr. Riely was elected to the Board of Directors of Paramco Financial Group, Inc. on January 22, 2003. It was further disclosed by Mr. Gregg that the Company has determined not to proceed with the acquisition of Wall Street Mortgage Corporation.

For further information about Paramco Financial Group, Inc., please look at its website, http://www.paramco.net.

A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of Paramco Financial Group, Inc., with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful closing of acquisition transactions and their subsequent integration, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.